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                                   October ___, 1996



GKN Securities Corp.
61 Broadway
New York, New York  10006

Ladies and Gentlemen:

          The undersigned officer, director and/or stockholder of TearDrop Golf Company, ("Company"), in consideration of the underwriting of a public offering ("Offering") of securities of the Company by GKN Securities Corp. ("GKN"), hereby agrees that, without the prior written consent of GKN for a period of 24 months from the effective date ("Effective Date") of the Company's Registration Statement on Form SB-2 which relates to the Offering, the undersigned will not offer, sell, transfer or otherwise dispose of any shares of Common Stock of the Company now owned or hereafter acquired, whether beneficially* or of record, by the undersigned, including, but not limited to shares of Common Stock acquired upon exercise of options or warrants or acquired upon conversion of any other securities owned by the undersigned (collectively, the "Shares"). Notwithstanding the foregoing, the undersigned shall have the right to sell securities of the Company purchased by the undersigned in the Offering or in the aftermarket at any time without the consent of the Underwriter.

          The undersigned also acknowledges and agrees that, during the five-year period following the Effective Date, GKN shall have the right, but not the obligation, to purchase for its account or to sell for the account of the undersigned, any securities of the Company sold by the undersigned on the open market. The undersigned agrees to consult with GKN with regard to any such sales and will offer GKN the exclusive opportunity to purchase or sell such securities on terms at least as favorable to the undersigned as the undersigned can secure elsewhere. If GKN fails to accept such proposal for sale by the undersigned within three hours after receipt of a written notice containing such proposal, then GKN shall have no claim or right with respect to any such sales contained in any such notice. If, thereafter, such proposal is modified in any material respect, the undersigned shall follow the same procedure as with respect to the original proposal.

          The undersigned acknowledges that a manually signed copy of this Agreement will be filed with the Pennsylvania Securities Commission as part of the Company's registration filing and further, that the undersigned will cause:

          1. A copy of this Agreement to be available from the Company or the Company's transfer agent upon request and without charge;

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*    It is agreed that, for purposes of this letter, the undersigned beneficially owns, among other shares, any shares owned by (i) members of his family and (ii) any person or entity controlled by the undersigned or under common control with the undersigned.

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          2.   A notice to be placed on the face of each stock certificate for
               Shares stating that the transfer of the Shares is restricted in accordance with the conditions set forth on the reverse side of the certificate; and

          3. A typed legend to be placed on the reverse side of each stock certificate representing Shares which states that the sale or transfer of the Shares is subject to certain restrictions pursuant to an agreement between the stockholder and GKN, which agreement is on file with the Company and the stock transfer agent from which a copy is available upon request and without charge.

          The terms and conditions contained in this Agreement can only be modified (including premature termination of this Agreement) with the prior written consent of GKN.

                                   Very truly yours,


                         Signature:_____________________________


                         Print Name:____________________________


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